UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2017

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newell Brands Inc. (the “Company”) announced that Fiona C. Laird, the Company’s Executive Vice President and Chief Human Resources and Communications Officer, will be departing the Company effective September 1, 2017 (the “Separation Date”). Until the Separation Date, Ms. Laird will assist with the transition of her work duties to her successor. In connection with her departure, on August 24, 2017, the Company and Ms. Laird entered into a separation agreement and general release (the “Separation Agreement”) pursuant to which she agreed to a customary release and restrictive covenants. The Separation Agreement entitles Ms. Laird, among other things, to (1) a lump sum severance payment of $700,000 payable no later than 60 days after the Separation Date; (2) her pro-rated annual cash incentive award under the 2017 Management Bonus Plan, payable at actual corporate performance levels and at the same time bonuses are paid to active employees; (3) continued vesting of annual, performance-based restricted stock unit grants that would have otherwise vested within two years after the Separation Date, which will vest on their original vesting date (subject to satisfaction of any applicable performance conditions); (4) continued vesting of her new-hire, performance-based restricted stock unit grants that would have otherwise vested after the Separation Date, which will vest on their original vesting date; and (5) certain other benefits, including continued medical coverage for 52 weeks and executive outplacement services. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Bradford R. Turner, currently Chief Legal Officer and Corporate Secretary, will assume broadened responsibility as Chief Legal and Administrative Officer and Corporate Secretary of the Company, retaining his current responsibility for legal and governance matters, while adding responsibility for Human Resources and Corporate Security.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Separation Agreement and General Release, dated as of August 24, 2017, by and between Newell Brands Inc. and Fiona C. Laird.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner Bradford R. Turner Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Separation Agreement and General Release, dated as of August 24, 2017, by and between Newell Brands Inc. and Fiona C. Laird.